UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _____________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2019
 _____________

Mellanox Technologies, Ltd.
(Exact name of registrant as specified in its charter)

Israel	001-33299	98-0233400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Beit Mellanox
Yokneam, Israel 2069200
(Address of Principal Executive Offices, including Zip Code)
+972-4-909-7200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, nominal value NIS 0.0175 per share	MLNX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Approval of Fourth Restated Plan

Following the approval of the Compensation Committee (the “Compensation Committee”) of Mellanox Technologies, Ltd. (the “Company”) and the Company’s Board of Directors (the “Board”), at the Company’s 2019 annual general meeting of shareholders held on July 25, 2019 (the “Annual General Meeting”), the Company’s shareholders approved the Company’s Fourth Amended and Restated Global Share Incentive Plan (2006) (the “Fourth Restated Plan”) as set forth under Proposal Three in the Company’s definitive proxy statement on Schedule 14A for the Annual General Meeting filed with the U.S. Securities and Exchange Commission on June 21, 2019 (the “Proxy Statement”) by the requisite majority required under the Israeli Companies Law, 1999 (the “Israeli Companies Law”). The Fourth Restated Plan increases the ordinary shares reserved for issuance under the Third Amended and Restated Global Share Incentive Plan (2006) by an additional 1,960,000 shares to 6,427,000 shares plus any shares subject to issued and outstanding awards under certain of the Company’s prior equity plans that expire, are cancelled or otherwise terminate after March 14, 2016, the effective date of the first amendment and restatement of the Global Share Incentive Plan (2006). The Fourth Restated Plan also clarifies the treatment of performance-based awards upon the occurrence of a change in control of the Company. A summary of the terms of the Fourth Restated Plan is set forth under Proposal Three of the Proxy Statement. The summary of the terms of the Fourth Restated Plan is qualified in its entirety by reference to the Fourth Restated Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The Company held the Annual General Meeting on July 25, 2019. A total of 54,794,838 ordinary shares of the Company held by shareholders of record at the close of business on June 17, 2019 (the “Record Date”) were present and entitled to vote at the Annual General Meeting.

(b) At the Annual General Meeting, the Company’s shareholders voted on the following six proposals, including the above-mentioned approval:

Proposal One: To elect the 10 directors named in the Proxy Statement to the Board to serve until the 2020 annual general meeting of shareholders, or until their respective successors have been elected and have qualified, or until their earlier death, resignation or removal:

Nominees

	For	Against	Abstain	Broker Non-Votes
Irwin Federman	30,290,226	213,283	48,524	9,400,102
Eyal Waldman	30,441,013	71,302	39,717	9,400,103
Glenda Dorchak	30,451,111	51,166	49,755	9,400,103
Amal M. Johnson	30,372,022	130,355	49,655	9,400,103
Jack Lazar	30,421,363	79,995	50,675	9,400,102
Jon A. Olson	30,453,447	47,833	50,752	9,400,103
Umesh Padval	30,305,418	198,352	48,262	9,400,103
David Perlmutter	30,454,624	52,736	44,672	9,400,103
Steve Sanghi	26,663,640	3,837,412	50,980	9,400,103
Gregory Waters	30,479,511	24,230	48,292	9,400,102

Each of the above nominees was elected.

Proposal Two: To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion set forth in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
29,848,998	634,364	68,669	9,400,104

Proposal Two was approved, on an advisory basis, by the Company’s shareholders by the requisite majority required under the Israeli Companies Law.

Proposal Three: To approve the Fourth Restated Plan, which amends and restates the Third Restated Plan to increase the number of ordinary shares reserved for issuance under such plan by an additional 1,960,000 shares to 6,427,000 shares and make certain other changes.

For	Against	Abstain	Broker Non-Votes
29,493,033	996,271	62,729	9,400,102

Proposal Three was approved by the Company’s shareholders by the requisite majority required under the Israeli Companies Law.

Proposal Four: To approve certain changes to the annual retainer fees and equity awards to the Company's non-employee directors.

For	Against	Abstain	Broker Non-Votes
27,128,729	3,357,563	65,739	9,400,104

Proposal Four was approved by the Company’s shareholders by the requisite majority required under the Israeli Companies Law.

Proposal Five: To approve the Company’s revised compensation philosophy, as required by the Israeli Companies Law.

For	Against	Abstain	Broker Non-Votes
30,011,574	487,666	52,791	9,400,104

Proposal Five was approved by the Company’s shareholders by the requisite majority required under the Israeli Companies Law.

Proposal Six: To appoint Kost Forer Gabbay & Kasierer, the Israel-based member of Ernst & Young Global, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 and to authorize the Company's audit committee to determine the Company's accounting firm’s fiscal 2019 remuneration in accordance with the volume and nature of their services.

For	Against	Abstain
39,830,608	88,142	33,385

Proposal Six was approved by the Company’s shareholders by the requisite majority required under the Israeli Companies Law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amended and Restated Global Share Incentive Plan (2006).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 25, 2019    MELLANOX TECHNOLOGIES, LTD.
By:    /s/ Alinka Flaminia
Name:    Alinka Flaminia

Title:	Senior Vice President, General Counsel and Corporate Secretary